EXHIBIT 99.1

ENGlobal Board Approves New Stock Repurchase Program

Company Intends to Repurchase Up to One Million Shares

HOUSTON, June 7, 2010 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and related project services, announced that its Board of Directors has approved the repurchase of up to an aggregate of one million shares of its Common Stock.

The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market, at the discretion of the Chief Executive Officer. The repurchase program is expected to continue through the end of the current fiscal year unless extended or shortened by the Board of Directors. The buyback program will be financed out of internally generated corporate funds or from funds available under its $25 million revolving line of credit facility. Shares acquired may be canceled or made available for issuance upon the exercise of stock options and for other corporate purposes.

"Based on current market prices, we believe that the repurchase program is in the best interests of our stockholders," said Edward L. Pagano, ENGlobal's Chief Executive Officer. "By leveraging our strong financial position, we intend to take advantage of opportunities – such as this stock buyback plan – to manage our capital structure. We are confident in the long-term growth prospects of the Company and our commitment to deliver value to our stockholders."

About ENGlobal

ENGlobal provides engineering, construction, automation, land, and governmental services principally to the energy sector throughout the United States and internationally. The Company has approximately 1,900 employees in 20 offices and occupies over 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last six years. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) whether the stock repurchase program provides the intended benefits to the Company; (2) the impact of legal restrictions and limits on the price, volume and timing of stock repurchases; (3) the availability of alternative investments that appear to be more attractive than stock repurchases; (4) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (5) our ability to achieve our business strategy while effectively managing costs and expenses; (6) our ability to collect accounts receivable in a timely manner; (7) our ability to accurately estimate costs and fees on fixed-price contracts; (8) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future; (9) the effect of changes in the price of oil; (10) delays related to the award of domestic and international contracts; (11) the effect of changes in accounting policies and practices that s may be adopted by regulatory agencies, as well as by the FASB; (12) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; (13) our ability to comply with the terms of our line of credit; (14) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (15) achievement of our acquisition and related integration plans; (16) our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and (17) the uncertainties of the outcome of litigation, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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CONTACT:  ENGlobal
          Natalie S. Hairston
          (281) 878-1000
          ir@ENGlobal.com